UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2014

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 5, 2014, the Board of Directors (the “Board”) of Molycorp, Inc., a Delaware corporation (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from nine to ten, and elected Mr. James J. Jackson as a Class III Director of the Company to fill the newly created directorship, to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Jackson was also appointed to serve on the Audit and Ethics Committee of the Board. Mr. Jackson is a certified public accountant and resident of the United States. Until his retirement in 2005, Mr. Jackson was Chief Financial Officer of the subsidiary of a publicly traded telecommunications company. Mr. Jackson currently serves as a director of two companies with publicly traded securities. Mr. Jackson served on the Board of Neo Material Technologies Inc. ("Neo") from November 2005 until Neo's acquisition by the Company in June 2012, and was Chair of the Neo's Audit Committee from August 2009 until June 2012.
As a non-employee Director, Mr. Jackson will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Kevin W. Johnson
		Name:	Kevin W. Johnson
		Title:	Executive Vice President and General Counsel

Date: March 5, 2014